Exhibit 10.1
LIMITED WAIVER AND AMENDMENT NO. 4
          This LIMITED WAIVER AND AMENDMENT NO. 4 (this “Amendment”), is dated as of August 12, 2005, and is entered into by and among FLOWSERVE RECEIVABLES CORPORATION, a Delaware corporation (“SPV”), FLOWSERVE US INC., a Delaware corporation (“Flowserve”), FLOWSERVE CORPORATION, a New York corporation (the “Provider” and together with SPV and Flowserve, the “Flowserve Entities”), the funding sources party hereto as the financial institutions (the “Financial Institutions”), JUPITER SECURITIZATION CORPORATION (together with the Financial Institutions, the “Purchasers”), and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent (the “Agent”) for the Purchasers.
W I T N E S S E T H:
          WHEREAS, SPV, Flowserve, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement, dated as of October 7, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”);
          WHEREAS, SPV and Flowserve are parties to that certain Receivables Sale Agreement, dated as of October 7, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “RSA”);
          WHEREAS, the Provider executed a Performance Undertaking dated as of October 7, 2004 in favor of SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Performance Undertaking” and together with the RSA and the RPA, the “Agreements”);
          WHEREAS, pursuant to (a) Section 7.1(a)(i)(A) of the RPA, SPV is required to deliver audited financial statements of the Provider and various other accompanying documents within 100 days after the end of each fiscal year of the Provider, (b) Section 4.1(a)(i)(A) of the RSA, Flowserve is required to deliver audited financial statements of the Provider and various other accompanying documents within 100 days after the end of each fiscal year of the Provider and (c) Section 7(a)(1) of the Performance Undertaking, the Provider is required to deliver audited financial statements of the Provider and various other accompanying documents within 100 days after the end of each fiscal year of the Provider;
          WHEREAS, pursuant to that certain Amendment No. 3 and Limited Waiver dated as of March 10, 2005 by and among each of the parties hereto (the “Existing Waiver”), the Agent and the Purchasers (as assignees of SPV’s interests under the Performance Undertaking and the RSA) have waived, subject to the terms and conditions of the Existing Waiver, any noncompliance with such requirements under the Agreements with respect to the fiscal year ended December 31, 2004 until September 30, 2005 and any consequences resulting from such noncompliance during such period;
          WHEREAS, the Flowserve Entities have requested that the Agent and the Purchasers (as assignees of SPV’s interests under the Performance Undertaking and the RSA)

extend such waiver of any noncompliance with such requirements under the Agreements with respect to the fiscal year ended December 31, 2004 until December 31, 2005 and any consequences resulting from such noncompliance during such period;
          WHEREAS, the Agent and the Purchasers have agreed to grant such limited waivers on the terms and conditions set forth herein; and
          WHEREAS, SPV, Flowserve, the Purchasers and the Agent desire to amend the RPA on the terms and conditions set forth below;
          NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the RPA.
          2. Limited Waiver.
          (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Flowserve Entities herein contained, the Agent and the Purchasers hereby temporarily waive (i) compliance with the requirement (A) under Section 7.1(a)(i)(A) of the RPA that the financial statements of the Provider for the fiscal year ended December 31, 2004 delivered pursuant to Section 7.1(a)(i)(A) of the RPA are audited and accompanied by an opinion of PricewaterhouseCoopers LLP, (B) under Section 4.1(a)(i)(A) of the RSA that the financial statements of the Provider for the fiscal year ended December 31, 2004 delivered pursuant to Section 4.1(a)(i)(A) of the RSA are audited and accompanied by an opinion of PricewaterhouseCoopers LLP and (C) under Section 7(a)(1) of the Performance Undertaking that the financial statements for the fiscal year ended December 31, 2004 delivered pursuant to Section 7(a)(1) of the Performance Undertaking are audited and accompanied by an opinion of PricewaterhouseCoopers LLP, (ii) any consequences or further affirmative obligations of any Flowserve Entity under any Agreement resulting from such noncompliance, and (iii) any Amortization Event, Potential Amortization Event, Termination Event or Potential Termination Event arising from an event of default under any agreement or instrument evidencing or governing Material Indebtedness of any Flowserve Entity or any of their respective Subsidiaries arising solely from the failure to provide similar financial information (or opinions or certifications thereof) or annual or quarterly public filings during or for the fiscal year ended December 31, 2004 or for the first three fiscal quarters of the fiscal year ending December 31, 2005; in each case, during the period from the date all the conditions precedent to this Amendment under Section 5 have been satisfied through and including the earlier to occur of (a) the date of delivery of audited financial statements for the fiscal year ended December 31, 2004 and accompanying independent public accountant’s opinion in accordance with Section 7.1(a)(i)(A) of the RPA, Section 4.1(a)(i)(A) of the RSA and Section 7(a)(1) of the Performance Undertaking to the Agent, and (b) December 31, 2005; provided, however, all waivers and accommodations made to the Flowserve Entities in this Section 2(a) shall be rescinded and be null and void and of no force and effect upon the commencement by any holder of Material Indebtedness of any Flowserve Entity or any their respective Subsidiaries of any action exercising rights with respect to collateral or rights to accelerate arising from any default or event of default under any agreement or instrument evidencing or governing Material Indebtedness any Flowserve Entity or any their respective Subsidiaries.
          (b) The waivers set forth in Section 2(a) (the “Waiver”) shall be limited precisely as written and relate solely to the noncompliance or temporary noncompliance, as the case may be, by the Flowserve Entities with the provisions of the Agreements in the manner and to the extent described above, and nothing in this Waiver shall be deemed to:
     1. constitute a waiver of compliance by SPV with respect to (i) Section 7.1(a)(i)(A) of the RPA in any other instance or (ii) any other term, provision or condition of the RPA or any other Transaction Document;
     2. constitute a waiver of compliance by Flowserve with respect to (i) Section 4.1(a)(i)(A) of the RSA in any other instance or (ii) any other term, provision or condition of the RSA or any other Transaction Document;
     3. constitute a waiver of compliance by the Provider with respect to (i) Section 7(a)(1) of the Performance Undertaking in any other instance or (ii) any other term, provision or condition of the Performance Undertaking or any other Transaction Document; or
     4. prejudice any right or remedy that SPV, the Agent or any Purchaser may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with any Agreement or any other Transaction Document.
          Except as expressly set forth herein, the terms, provisions and conditions of each Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.
          3. Amendment to the RPA. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, Exhibit I to the RPA is hereby amended to amend and restate the definition of “Bank Credit Agreement” in its entirety as follows:
     "Bank Credit Agreement” means that certain Credit Agreement dated as of August 12, 2005 by and among Flowserve Corporation, certain “Lenders” from time to time party thereto and Bank of America, N.A., as “Swingline Lender” and Bank Group Agent, as the same may from time to time be amended, restated, supplemented or otherwise modified.
     4. Representations and Warranties. Each of SPV, Flowserve and the Provider represents and warrants, as to itself only and not as to the others, that:
          (a) The representations and warranties of the Flowserve Entities set forth in Agreements (other than the representation and warranty of the Provider set forth in first sentence of Section 6(d) of the Performance Undertaking with respect to the June 30, 2004 financial statements of the Provider and its consolidated Subsidiaries) are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event, Potential Amortization Event, Termination Event or Potential Termination Event on the date hereof, provided, that, in the case of any representation or warranty in any Agreement that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 4(a) shall be made as of such earlier date.
          (b) The execution and delivery by SPV, Flowserve and the Provider of this Amendment has been duly authorized by proper corporate proceedings of SPV, Flowserve and the Provider and each of this Amendment and each Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of SPV, Flowserve and the Provider, as applicable, enforceable against such Person in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.
          5. Conditions Precedent. This Amendment shall become effective as of the date first written above upon the Agent’s receipt of each of the following:
          (a) counterparts of this Amendment executed by SPV, the Provider, Flowserve and each Purchaser; and
          (b) counterparts of that certain Amendment No. 1 to Intercreditor Agreement dated as of the date from each party hereto and the Bank Group Agent.
          6. Ratification. Each Agreement (in the case of the RPA, as amended hereby) is hereby ratified, approved and confirmed in all respects.
          7. Reference to the Agreements. From and after the effective date hereof, each reference any Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to such Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean such Agreement.
          8. Costs and Expenses. Each Flowserve Entity agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys representing the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.
          9. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
          10. Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          11. Reaffirmation of Performance Undertaking. The Provider consents to the execution by SPV and Flowserve of this Amendment, reaffirms all of its obligations under the Performance Undertaking and acknowledges and agrees that, after giving effect to this Amendment, the Performance Undertaking remains in full force and effect and is hereby ratified and confirmed.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above:

FLOWSERVE RECEIVABLES CORPORATION
By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Vice President

FLOWSERVE US INC.
By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Vice President

FLOWSERVE CORPORATION
By:	/s/ John M. Nanos
	Name:	John M. Nanos
	Title:	Vice President

JUPITER SECURITIZATION CORPORATION
By:	/s/ William W. Wood
	Name:	William W. Wood
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as a Financial Institution and as Agent
By:	/s/ William W. Wood
	Name:	William W. Wood
	Title:	Authorized Signatory